UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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TUCOWS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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July 29, 2014

Dear Fellow Shareholder:

You are cordially invited to attend the 2014 annual meeting of shareholders of Tucows Inc. to be held at the offices of the company, 96 Mowat Avenue, Toronto, Ontario, M6K 3M1, Canada, on Wednesday, September 9, 2014 at 4:30 p.m. (local time).

The accompanying notice of annual meeting and proxy statement describes the matters we will discuss and vote on at the annual meeting. You will also have an opportunity to ask questions.

As permitted by the rules of the Securities and Exchange Commission, we are furnishing proxy materials, including this notice of Annual Meeting, proxy statement, our 2013 Annual Report on Form 10-K and the electronic proxy card for the meeting to our shareholders via the Internet by sending them a Notice of Internet Availability of Proxy Materials (the “Notice”) that explains how to access our proxy materials and how to vote online. If you received the Notice and would like us to send you a printed copy of our proxy materials, please follow the instructions included in the Notice.

Your vote is important. I hope you will join us at the annual meeting. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the annual meeting in accordance with your instructions by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by voting your shares over the phone or Internet. You may also be entitled to vote in person at the meeting. Please refer to detailed instructions included in the proxy statement or in the Notice.

We look forward to seeing you on September 9, 2014.

Sincerely,
Elliot Noss President and Chief Executive Officer

TUCOWS INC.

96 Mowat Avenue

Toronto, Ontario M6K 3M1

Canada

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 9, 2014

The 2014 annual meeting of shareholders of Tucows Inc. will be held at 4:30 p.m. (local time) on September 9, 2014 at the offices of the company, 96 Mowat Avenue, Toronto, Ontario, M6K 3M1, Canada, to:

1.	Elect six directors to serve on our Board of Directors until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	Ratify the appointment of KPMG LLP as our independent public accountants to audit our financial statements for the year ending December 31, 2014;

3.	Approve, on an advisory basis, named executive officer compensation;

4.	Approve, on an advisory basis, the frequency of non-binding advisory votes on named executive officer compensation;

5.	Transact such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

At the annual meeting, our Board of Directors intends to present Allen Karp, Rawleigh Ralls, Erez Gissin, Joichi Ito, Elliot Noss, and Jeffery Schwartz as nominees for election to the Board of Directors.

Only shareholders of record on the books of the company at the close of business on July 11, 2014 will be entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Our Board of Directors is soliciting the enclosed proxy. Please carefully read the accompanying proxy statement for more information regarding the business to be transacted at the annual meeting. You will also find enclosed our 2013 Annual Report on Form 10-K.

We will make available at the annual meeting a complete list of the shareholders entitled to vote at the annual meeting, and you may examine the list for any purpose related to the annual meeting.

Your vote is important. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the annual meeting in accordance with your instructions by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by voting your shares over the phone or Internet. You may also be entitled to vote in person at the meeting. Please refer to detailed instructions included in the proxy statement or in the Notice of Internet Availability of Proxy Materials.

Michael Cooperman Chief Financial Officer and Secretary

Toronto, Ontario

July 29, 2014

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to Be Held on September 9, 2014:

We are furnishing proxy materials to you via the Internet. The Notice of Internet Availability Proxy Materials will instruct you as to how you may vote your proxy. No printed materials will be available unless you specifically request them by following the instructions in the “Notice of Internet Availability of Proxy Materials.” Printed copies will be provided upon request at no charge.

This proxy statement and the 2013 Annual Report on Form 10-K are also available at http://www.tucows.com/investors/filings/ for viewing, downloading and printing. The information on our website is not part of this proxy statement. References to our website in this proxy statement are intended to serve as inactive textual references only.

TUCOWS INC.

96 Mowat Avenue

Toronto, Ontario M6K 3M1

Canada

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

September 9, 2014

We are sending this proxy statement to shareholders of Tucows Inc., a Pennsylvania corporation (“Tucows” or the “Company”), in connection with our Board of Directors’ solicitation of proxies for use at our annual meeting of shareholders on September 9, 2014. We have also enclosed our 2013 Annual Report on Form 10-K (which does not form a part of the proxy solicitation material).

VOTING INFORMATION

Record Date

The record date for the annual meeting was July 11, 2014. You may vote all shares of our common stock that you owned as of the close of business on that date. On July 11, 2014, we had 11,287,867 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter to be voted at the annual meeting. This proxy statement or the Notice of Internet Availability of Proxy Materials (the “Notice”) are being mailed or made available on the Internet on or about July 29, 2014 to shareholders of record as of the close of business on the record date.

How to Vote

By mail. If you hold your shares through a securities broker (that is, in street name), you may complete and mail the voting instruction card forwarded to you by your broker. If you hold your shares in your name as a holder of record, you can vote your shares by proxy by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope. A properly completed and returned proxy card will be voted as you instruct, unless you subsequently revoke your instructions.

By telephone. If you hold your shares through a securities broker, you may vote by telephone by following the instructions included with the voting instruction card forwarded to you by your broker. If you vote your shares via telephone, you may incur additional charges.

By Internet. If you hold your shares through a securities broker, you may vote your shares via the Internet by following the instructions included with the voting instruction card forwarded to you by your broker. If you vote your shares via the Internet, you may incur costs such as telephone and Internet access charges.

At the annual meeting. Submitting your vote by mail or via the Internet does not limit your right to vote in person at the annual meeting if you later decide to do so. If you hold your shares in street name and want to vote in person at the annual meeting, you must obtain a proxy from your broker and bring it to the annual meeting.

Revoking Your Proxy

You can revoke your proxy at any time before your shares are voted at the annual meeting. If you are a shareholder of record, you can send a written notice of revocation to our secretary at our principal executive office (96 Mowat Avenue, Toronto, Ontario, M6K 3M1, Canada) and request another proxy card. If you hold your shares through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and asking for a new proxy card. If you submitted your proxy by Internet or by telephone, you can vote again by voting over the Internet or by telephone. You can also attend the annual meeting and vote in person. Merely attending the annual meeting will not revoke your proxy.

Returning Your Proxy without Indicating Your Vote

If you return a signed proxy card without indicating your vote and do not revoke your proxy, your shares will be voted according to the Board of Directors’ recommendations.

Quorum Required to Hold the Annual Meeting

On September 9, 2014, we need the presence of, in person or by proxy, shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, on a particular matter to be acted upon at the meeting, in order to constitute a quorum for the purpose of consideration of and action on the matter. If a quorum is present then the shareholders can continue to do business and vote on other matters until adjournment. Votes withheld in the election of directors are treated as present for purposes of determining a quorum. If your shares are held in “street name” and you do not give your broker voting instructions, your broker generally will have discretion to vote your shares for “routine” matters such as the proposal to ratify KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. If your broker votes your shares on this proposal you will be deemed present for purposes of determining a quorum. For more information regarding “routine” and “non-routine” matters and “broker non-votes,” see “— Street Name Shares and Broker Non-Votes.”

Vote Required to Elect Directors

A plurality of the votes cast is required for the election of directors. Accordingly, the six nominees for election as directors who receive the highest number of votes actually cast will be elected.

Vote Required to Ratify the Appointment of KPMG LLP

The affirmative vote of a majority of the votes cast by all shareholders represented at the annual meeting, in person or by proxy, and entitled to vote is required to ratify the appointment of KPMG LLP as our independent public accountant for the year ending December 31, 2014.

Vote Required regarding Advisory Votes on the Compensation of Our Named Executive Officers

The affirmative vote of a majority of the votes cast by all shareholders represented at the annual meeting, in person or by proxy, and entitled to vote is required to approve, on an advisory basis, the compensation of our named executive officers.

Vote Required regarding the Frequency of Advisory Votes on the Compensation of Our Named Executive Officers

For the non-binding advisory vote on the frequency of shareholder advisory votes on the compensation of our named executive officers, the frequency receiving the highest number of votes from shareholders represented at the annual meeting in person or by proxy and entitled to vote will be considered the frequency preferred by the shareholders. Because this vote is non-binding, our Board of Directors may determine the frequency of future advisory votes on the compensation of our named executive officers in its discretion.

Withholding Your Vote or Voting to “Abstain”

In the election of directors, you may withhold your vote for any of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. For the other three proposals, you may vote to “abstain.” If you vote to “abstain” for any of these three proposals, your shares will be excluded entirely from the vote and will have no effect on the outcome of that proposal.

Street Name Shares and Broker Non-Votes

A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under applicable New York Stock Exchange (“NYSE”) rules, brokers cannot exercise discretion to vote shares in an uncontested election of directors or on matters relating to executive compensation (each, a “non-routine” proposal) if the shareholder does not give the broker voting instructions for these matters. To the extent that brokers have not received voting instructions, brokers report such number of shares as “non-votes.” Accordingly, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms, if your shares are held in “street name” and you wish to vote your shares on: (1) the election of directors, (2) approval, in an advisory vote, of our executive compensation and (3) approval, in an advisory vote, the frequency of shareholder votes of our executive compensation, you must give your broker voting instructions for these proposals.

“Broker non-votes” will have no effect on the votes for (1) the election of directors, (2) approval, in an advisory vote, of our executive compensation and (3) approval, in an advisory vote, the frequency of shareholder votes of our executive compensation. “Broker non-votes” will not occur in connection with the proposal to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014 because this is a “routine” matter and brokers, banks, trustee and other nominees have discretionary voting authority to vote shares on this proposal without specific instruction from the beneficial owner of such shares.

Postponement or Adjournment of the Annual Meeting

If the annual meeting is postponed or adjourned, your proxy will still be valid and may be voted at the rescheduled meeting. You will still be able to revoke your proxy until it is voted.

BENEFICIAL OWNERSHIP OF COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Stock Ownership of Executive Officers and Directors

The following table sets forth the beneficial ownership of our common stock, as of the record date, by our Chief Executive Officer, Mr. Elliot Noss, and Messrs. Michael Cooperman and David Woroch, our two other most highly compensated executive officers for the last completed fiscal year (each a “named executive officer”), each of our directors and all of our directors and executive officers as a group. The information on beneficial ownership in the table and related footnotes is based upon data furnished to us by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each person named has sole voting power and sole investment power with respect to the shares included in the table.

Name	Common Stock Beneficially Owned Excluding Options (1)		Stock Options Exercisable within 60 Days of July 11, 2014(1)	Total Common Stock Beneficially Owned	Percent of Class (2)

Named executive officers and directors

Elliot Noss, President and Chief Executive Officer	698,146	(3)	60,437	758,583	6.7%

Michael Cooperman, Chief Financial Officer	260,082	(4)	62,624	322,706	2.8%

David Woroch, Executive Vice-President, Sales and Support	95,001	(5)	75,124	170,125	1.5%

Erez Gissin, Director	13,750		28,750	42,500	*

Joichi Ito, Director	6,250		3,750	10,000	*

Allen Karp, Director	33,750		31,875	65,625	*

Lloyd Morrisett, Director	53,750	(6)	36,875	90,625	*

Rawleigh Ralls, Director	918,750	(7)	26,250	945,000	8.4%

Jeffrey Schwartz, Director	15,625		41,250	56,875	*

All directors and executive officers as a group (11) persons)	2,116,404		497,183	2,613,587	22.2%

*	Less than 1%

(1)	Numbers reflect the 4 to 1 reverse stock split that became effective on December 30, 2013.

(2)	Based on 11,287,867 shares outstanding as of July 11, 2014, adjusted for shares of common stock beneficially owned but not yet issued.

(3)	Includes an aggregate of 124,036 shares of common stock that are indirectly owned by Mr. Noss.

(4)	Includes 53,984 shares of common stock that are held in Mr. Woroch’s Registered Retirement Savings Plan (“RRSP”) account and 10,750 shares of common stock held in his wife’s RRSP account.

(5)	Includes 37,188 shares of common stock that are held in Mr. Cooperman’s RRSP account.

(6)	These shares of common stock are owned jointly by Dr. Morrisett and his wife.

(7)

Of these shares, 56,250 shares are held in Mr. Ralls’ IRA account, 6,250 shares are held in Mrs. Ralls’ IRA account and 850,000 are held by Lacuna Hedge Fund LLLP (“Lacuna Hedge”) and are indirectly owned by Lacuna, LLC (“Lacuna LLC”) and Lacuna Hedge GP LLLP (“Lacuna Hedge GP”). Lacuna LLC is the sole general partner of Lacuna Hedge GP, which is the sole general partner of Lacuna Hedge. Neither Lacuna LLC nor Lacuna Hedge GP directly owns any securities of the Company. Each of Lacuna LLC and Lacuna Hedge GP disclaims beneficial ownership of the shares held by Lacuna Hedge, except to the extent of its pecuniary interest therein. Mr. Ralls is a member of Lacuna LLC. Mr. Ralls disclaims beneficial ownership of the shares held by Lacuna Hedge, except to the extent of his pecuniary interest therein.

Stock ownership of Principal Shareholders

The following table sets forth information with respect to each shareholder known to us to be the beneficial owner of more than 5% of our outstanding common stock as of the record date.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
Lacuna, LLC 1100 Spruce Street, Suite 202 Boulder, CO 80302	850,000	(2)	7.5%

Osmium Partners, LLC 300 Drakes Landing Rd, Suite 172 Greenbrae, CA 94904	1,054,177	(3)	9.3%

Elliot Noss 96 Mowat Avenue Toronto, ON M6K 3M1	698,146	(4)	6.7%

(1)	Based on 11,287,867 shares outstanding as of July 11, 2014.

(2)

As disclosed on Form 4, filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2014 by Mr. Ralls. These shares are held by Lacuna Hedge and are indirectly owned by Lacuna LLC and Lacuna Hedge GP. Lacuna LLC serves as the sole general partner of Lacuna Hedge GP, which serves as the sole general partner of Lacuna Hedge. Neither Lacuna LLC nor Lacuna Hedge GP directly owns any securities of the Issuer. Each of Lacuna LLC and Lacuna Hedge GP disclaims beneficial ownership of the securities held by Lacuna Hedge, except to the extent of its pecuniary interest therein. Mr. Ralls is a member of Lacuna LLC. Mr. Ralls disclaims beneficial ownership of the securities held by Lacuna Hedge, except to the extent of his pecuniary interest therein.

(3)

As disclosed on Schedule 13G/A, filed with the SEC on February 12, 2014 by Mr. John H. Lewis, the controlling member of Osmium Partners, LLC, a Delaware limited liability company (“Osmium Partners”). Osmium Partners serves as the general partner of Osmium Capital, LP, a Delaware limited partnership (the “Fund”) and Osmium Capital II, LP, a Delaware limited partnership (“Fund II”), and Osmium Spartan, LP, a Delaware limited partnership (“Fund III”) (all of the foregoing, collectively, the “Filers”). The Fund, Fund II and Fund III are private investment vehicles formed for the purpose of investing and trading in a wide variety of securities and financial instruments. The Fund, Fund II and Fund III directly own the common shares reported in this proxy statement. Mr. Lewis and Osmium Partners may be deemed to share with the Fund, Fund II and Fund III (and not with any third party) voting and dispositive power with respect to such shares. Each Filer disclaims beneficial ownership with respect to any shares other than the shares owned directly by such Filer.

(4)

As disclosed on Form 4, filed with the SEC on March 18, 2014 by Mr. Noss. Includes an aggregate of 124,036 shares of common stock that are held in Mr. Noss’s RRSP accounts. Includes 564,951 shares of Common Stock that are subject to a loan and pledge arrangement entered into by Mr. Noss in order to satisfy the required Canadian taxes and exercise price due in connection with the exercise of expiring options.

PROPOSAL No. 1

ELECTION OF DIRECTORS

Our business is managed under the direction of our Board of Directors. Our Second Amended and Restated Bylaws, as amended (the “Bylaws”) provide that our Board of Directors determines the number of directors from time to time, which is currently set at a maximum of seven. Our directors are all subject to annual election. The current term of office of all of our directors expires upon election of their successors at the 2014 annual meeting.

Our Board of Directors is presently composed of seven members of whom six are standing for re-election. Our Board of Directors has determined that, as of the date of the annual meeting, the number of directors that constitutes a full board will be set at six. Our Board of Directors proposes that these six directors nominees be elected for a term of one year until the 2015 annual meeting and until their successors are duly selected and qualified. Dr. Lloyd Morrisett, current member of our Board of Directors, will retire and will not stand for re-election. We thank Dr. Morrisett for his years of services on our Board of Directors. All director nominees have agreed to be named in this proxy statement and to serve if elected.

Our Board of Directors expects that all of the nominees will be available for election and be willing to serve as a director. In the event that any of the nominees become unavailable or unwilling to serve as a director, proxies received will be voted for substitute nominees to be designated by our Board of Directors or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

Set forth below is biographical information for each nominee standing for election at the 2014 Annual Meeting. The following descriptions also outline the specific experience, qualifications, attributes, and skills that qualify each person to serve on our Board of Directors.

The directors standing for election are:

Allen Karp	Co-Chairman of the Board since September 2012 and Director since October 2005

Mr. Karp, 73, had held various positions at Cineplex Odeon Corporation from 1986 to his retirement as Chairman and Chief Executive Officer in 2002 and as Chairman Emeritus in 2005. From 1966 to 1986, he practiced law at the law firm of Goodman and Carr LLP, where he was named partner in 1970.  Mr. Karp was a director of the Toronto International Film Festival Group, where he served as Chairman of the Board from 1999 to 2007 and has served as Chairman of its Corporate Governance Committee since 2007.  Mr. Karp was formerly a director on the boards of Brookfield Residential Real Estate Inc., IBI Inc., Teknion Inc., Alliance Atlantis Inc., and Speedy Muffler King Ltd. In several instances Mr. Karp served as Chairman and/or Lead Director with these companies and chaired and participated in various Board committees.

Mr. Karp has extensive executive leadership skills, long-standing senior management experience, a strong ethics and compliance focus and audit committee experience. These skills and qualifications, in addition to his current service on the boards of directors of other public companies, enable him to bring valuable perspectives to our Board, particularly with respect to corporate governance matters, and qualify him to serve as a director of Tucows.

Rawleigh H. Ralls	Co-Chairman of the Board since September 2012 and Director since May 2009

Mr. Ralls, 51, is a founding partner of Lacuna, LLC, an investment management company focused on both public and private companies, which he formed in October 2006. Prior thereto, from 1999 to 2006, he was Chairman of Netidentity.com, an Internet email and web hosting company, where he led corporate strategy and development until the firm’s sale in 2006. Mr. Ralls currently serves on the Board of Directors of a number of companies, including Savoya, LLC, IntraOp Medical, Knowledge Factor, and Mocapay, Inc.

Mr. Ralls has a wealth of industry experience, most notably the experience that he gained through his leadership of Netidentity.com. In addition, Mr. Ralls contributes a unique perspective to the Board’s discussions and considerations based on the two decades of investing and portfolio management experience. All of these attributes qualify Mr. Ralls to serve as a director of Tucows.

Erez Gissin	Director since August 2001

Mr. Gissin, 55, has served since 2010 as a managing partner in Helios Energy Investment, a Renewable Energy investment fund, and since 2005 as the Chief Executive Officer of BCID Ltd., an investment company focusing on infrastructure development projects in China. From July 2000 to March 2005, Mr. Gissin served as the Chief Executive Officer of IP Planet Networks Ltd., an Israeli satellite communication operator providing Internet backbone connectivity and solutions to Internet Service Providers. From July 1995 to July 2000, Mr. Gissin was Vice President, Business Development of Eurocom Communications Ltd., a holding company that controls several telecommunications services, equipment and Internet companies in Israel.

Mr. Gissin has a strong background in the internet communications industry and has gained significant institutional knowledge in his long tenure as one of our directors. Mr. Gissin also has significant leadership experience as the Chief Executive Officer of BCID Ltd. and IP Planet Networks Ltd. and has extensive financial acumen derived from his years of executive experience. All of these qualities qualify Mr. Gissin to serve as a director of Tucows.

Joichi Ito	Director since December 2008

               Mr. Ito, 47, is the Director of the MIT Media Lab. He is also the Chairman of Creative Commons, where he has served on the board since April 2008 and is a co-founder of Digital Garage, where he has served on the board since September 2006. Since June 2012, Mr. Ito has been a member of the Board of Directors of the New York Times Corporation and in June 2013, he became a member of the Board of Directors of the Sony Corporation.

From June 2002 until July 2008, Mr. Ito served on the board of Pia Corporation, a ticket and entertainment magazine company in Japan (Tokyo Stock Exchange 4337). Since May 2009, Mr. Ito has served on the board of CCC, a video rental franchise company in Japan (Tokyo Stock Exchange 4756). From December 2004 until December 2007, he served on the board of ICANN, a U.S. non-profit corporation. ICANN manages the domain name registration system that Tucows uses for its domain name business and ICANN receives fees from Tucows for domain name registrations.

Mr. Ito is also on the Board of Directors of a number of non-profit organizations, including The Knight Foundation, the MacArthur Foundation and The Mozilla Foundation. He has created numerous Internet companies, including PSINet Japan, Digital Garage (Tokyo Stock Exchange 4819) and Infoseek Japan and was an early stage investor in Twitter, Six Apart, Flickr, SocialText, Dopplr, Last.fm, Rupture and Kongregate. He has served and continues to serve on various Japanese central as well as local government committees and boards, advising the government on information technology, privacy and computer security related issues.

Mr. Ito has extensive experience as a director and/or board member of a number of publicly traded companies, in particular the MIT Media Lab, Sony Corporation, The New York Times Corporation, The MacArthur Foundation, The Knight Foundation, The Mozilla Foundation and Digital Garage. Mr. Ito has a wide range of experience with internet companies generally. This experience, along with Mr. Ito’s domain specific knowledge, enables him to bring key experience to the Company and qualifies him to serve as a director of Tucows.

Elliot Noss	Director since August 2001

Mr. Noss, 51, is our President and Chief Executive Officer and has served in such capacity since the completion of our merger with Tucows Delaware in August 2001. From May 1999 until completion of the merger in August 2001, Mr. Noss served as President and Chief Executive Officer of Tucows Delaware. Before that, from April 1997 to May 1999, Mr. Noss served as Vice President of Corporate Services of Tucows Interactive Ltd., which was acquired by Tucows Delaware in May 1999.

Mr. Noss’s lengthy service as our Chief Executive Officer has provided him with extensive knowledge of, and experience with, Tucows’ operations, strategy and financial position. In addition, Mr. Noss has widespread knowledge of the internet and software industry generally that, coupled with his operational expertise, qualifies him to serve as a director of Tucows.

Jeffrey Schwartz	Director since June 2005

Mr. Schwartz, 51, has served as a director of Dorel Industries since 1987 and as Executive Vice President and Chief Financial Officer since 2003. Mr. Schwartz is a graduate of McGill University in Montreal and has a degree in the field of business administration.

Mr. Schwartz has a significant amount of public-company financial expertise, particularly in his executive experience as the chief financial officer of Dorel Industries, Inc. This executive experience, along with Mr. Schwartz’s service as one of our Audit Committee members (and as Chairman of our Audit Committee since 2005), qualifies him to serve as a director of Tucows.

The Board of Directors unanimously recommends a vote FOR the nominees listed above.

CORPORATE GOVERNANCE

Corporate Governance Documents

Our Audit Committee charter, Corporate Governance, Nominating and Compensation Committee charter, Code of Business Conduct and Code of Ethics are available in the “Investor Relations” section on our website at www.tucows.com. Our Code of Business Conduct sets forth rules of conduct that apply to all of our directors, officers and employees. Our Code of Ethics sets forth additional rules of conduct that apply to our senior financial officers, including our Chief Executive Officers, Chief Financial Officer and Vice President, Finance. Our Code of Business Conduct and Code of Ethics are available in printed form, free of charge to any shareholder who requests them, by written request to our Secretary at Tucows Inc., 96 Mowat Avenue, Toronto, Ontario M6K 3M1, Canada. We intend to disclose amendments to, or director and executive officer waivers from, the Code of Business Conduct or Code of Ethics, if any, on our website, or by filing a Form 8-K with the SEC to the extent required by the NASDAQ listing standards.

Director Independence

Our Board of Directors has determined that Messrs. Karp, Ralls, Gissin, Ito, Schwartz and Dr. Morrisett are “independent” as defined under the listing standards of NASDAQ. Our Board of Directors believes that the NASDAQ independence requirements contained in the listing standards provide the appropriate standard for assessing director independence and uses the requirements in assessing the independence of each of its members.

Our Board of Directors has further determined that each of the members of the Audit Committee and the Corporate Governance, Nominating and Compensation are independent within the meaning of the NASDAQ listing standards and meet the additional independence requirements of the NASDAQ listing standards applicable to audit committee members or compensation committee members, respectively.

Meetings; Annual Meeting Attendance

Our Board of Directors met five times during 2013. Our Board of Directors also took action by unanimous written consent on one occasion during 2013. With the exception of Mr. Ito, each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he served during 2013.

Directors are expected, but are not required, to attend our annual meeting of shareholders. Elliot Noss attended our 2013 Annual Meeting of Shareholders in person while the remainder of the Board of Directors were available by teleconference.

Executive Sessions of Independent Directors

The independent directors meet without management present at regularly scheduled executive sessions at each quarterly Board meeting and some special Board meetings. Mr. Karp was responsible for chairing the executive sessions for 2013.

Committees

Our Board of Directors has two committees, an Audit Committee and a Corporate Governance, Nominating and Compensation Committee. Our committees generally meet in connection with regularly scheduled quarterly and annual meetings of our Board of Directors, with additional meetings held as often as its members deem necessary to perform its responsibilities. From time to time, depending on the circumstances, our Board of Directors may form a new committee or disband a current committee.

The Audit Committee currently consists of Mr. Schwartz (Chair), Mr. Karp and Dr. Morrisett. Mr. Gissin will be appointed as a member of the Audit Committee to replace Dr. Morrisett upon Dr. Morissett’s retirement effective on the date of the annual meeting. Our Board of Directors has determined that Mr. Gissin is independent within the meaning of the NASDAQ listing standards and meet the additional independence requirements of the NASDAQ listing standards applicable to audit committee members.

The Audit Committee held five meetings during 2013. The Audit Committee also took action by unanimous written consent on one occasion during 2013. The Audit Committee’s purposes are:

•

To assist the Board of Directors in its oversight of (1) our accounting and financial reporting processes and the audits of our financial statements, and (2) our compliance with legal and regulatory requirements;

•

To interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

•	To prepare the report required by the rules of the SEC to be included in our Annual Report on Form 10-K.

Each of the members of our Audit is able to read and understand fundamental financial statements including balance sheets, income statements and cash flow statements. Additionally, our Board of Directors has determined that Mr. Schwartz qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K.

The Corporate Governance, Nominating and Compensation Committee currently consists of Messrs. Karp (Chair), Schwartz and Ralls. The Corporate Governance, Nominating and Compensation Committee held five meetings during 2013. The Corporate Governance, Nominating and Compensation Committee’s purposes are:

•	To determine, recommend and review the Company’s executive compensation;

•	To review employee compensation and benefit programs;

•	To develop and recommend to our Board of Directors a set of corporate governance guidelines applicable to the Company and to periodically review the guidelines;

•	To oversee our Board of Directors’ annual evaluation of its performance and the performance of the other Board committees;

•	To advise our Board of Directors regarding membership and operations of our Board of Directors;

•	To oversee the Company’s director nominating process;

•

To identify individuals qualified to serve as members of our Board of Directors, to select, subject to ratification of our Board of Directors, the director nominees for the next annual meeting of shareholders and to recommend to our Board of Directors individuals to fill vacancies on our Board of Directors; and

•	To carry out responsibilities regarding related matters as required by the federal securities laws.

The Corporate Governance, Nominating and Compensation Committee may delegate authority to one or more members of the committee or one or more members of management when appropriate, but no such delegation is allowed if the authority is required by law, regulation or listing standard to be exercised by the Corporate Governance, Nominating and Compensation Committee as a whole.

Our executive officers do not play a formal role in determining their compensation.  However, our Executive Vice President, Human Resources, reviews (i) information the Company purchased from Culpepper Compensation Survey and Services and (ii) published trends for the year from a variety of public sources, and, after discussing with Mr. Noss, our Chief Executive Officer, she provides consolidated information regarding executive officer compensation based on title to the Compensation Committee.

Board Leadership Structure and Responsibilities

Our Board of Directors oversees management’s performance on behalf of our shareholders. Our Board of Directors’ primary responsibilities are to (1) monitor management’s performance to assess whether we are operating in an effective, efficient and ethical manner to create value for our shareholders, (2) periodically review our long-range plans, business initiatives, capital projects and budget matters and (3) approve compensation for our President and Chief Executive Officer who, with senior management, manages our day-to-day operations.

Our Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The independent directors meet without management present at regularly scheduled executive sessions at each quarterly Board of Directors meeting and some special Board of Directors meetings. Our Board of Directors has delegated certain responsibilities and authority to its Audit Committee and Corporate Governance, Nominating and Compensation Committee. The Audit Committee periodically discusses with management the Company's policies and guidelines regarding risk assessment and risk management, as well as the Company's major financial risk exposures and the steps that management has taken to monitor and control such exposures. The Audit Committee also reviews, evaluates and recommends changes to the Company’s financial reporting policies and procedures. The Corporate Governance, Nominating and Compensation Committee reviews and evaluates the risks underlying the Company’s compensation policies and plans and recommends changes to these policies and plans accordingly. Our Board of Directors believes that risk oversight actions taken by our Board of Directors and its committees are appropriate and effective at this time.

We believe it is beneficial to separate the roles of Chief Executive Officer and Chairman to facilitate their differing roles in the leadership of our company. The role of the Chairman includes setting the agenda for, and presiding over, all meetings of our Board of Directors, including executive sessions of independent directors, providing input regarding information sent to our Board of Directors, serving as liaison between the Chief Executive Officer and the independent directors and providing advice and assistance to the Chief Executive Officer. The Chairman is also a key participant in establishing performance objectives and overseeing the process for the annual evaluation of our Chief Executive Officer’s performance. In addition, under our Bylaws, our Chairman has the authority to call special meetings of our Board of Directors and shareholders. In contrast, our Chief Executive Officer is responsible for handling our day-to-day management and direction, serving as a leader to the management team and formulating corporate strategy.

Currently our Co-Chairmen are Mr. Karp and Mr. Ralls, while Mr. Noss serves as our Chief Executive Officer. Both Mr. Karp and Mr. Ralls are independent directors. Mr. Karp has extensive executive leadership skills, long-standing senior management and board experience, a strong ethics and compliance focus and audit committee experience. Mr. Ralls has a wealth of industry experience, most notably the experience that he gained through his leadership of Netidentity.com. In addition, Mr. Ralls contributes a unique perspective to our Board of Directors’ discussions and considerations based on two decades of investing and portfolio management experience.

We believe that this leadership structure for our Board of Directors provides us with the most effective level of oversight over the Company’s business operations while at the same time enhancing our Board of Directors’ ability to oversee our enterprise-wide approach to risk management and corporate governance and best serves the interests of our shareholders. It allows for a balanced corporate vision and strategy, which is necessary to address the challenges and opportunities we face at this time and demonstrates our commitment to good corporate governance. In addition, it allows for appropriate oversight of the Company by our Board of Directors, fosters appropriate accountability of management and provides a clear delineation of responsibilities for each position.

Role of the Board in Risk Oversight

One of our Board of Directors’ key functions is providing oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, our Corporate Governance, Nominating and Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, monitors our major legal compliance risk exposures and our program for promoting and monitoring compliance with applicable legal and regulatory requirements, and our Board of Directors is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.

The full Board of Directors (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives reports on the risks we face from our Chief Executive Officer or other members of management to enable us to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board of Directors meeting. However, it is the responsibility of the committee chairs to report findings regarding material risk exposures to our Board of Directors as quickly as possible.

Director Nomination

Our Corporate Governance, Nominating and Compensation Committee is responsible for identifying potential nominees to our Board of Directors. In considering candidates for nomination, our Corporate Governance, Nominating and Compensation Committee seeks individuals who evidence strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. As set forth in the charter of our Corporate Governance, Nominating and Compensation Committee, Our Board of Directors endeavors to have directors who collectively possess a broad range of skills, expertise, industry and other knowledge and business and other experience useful to the effective oversight of our business. In addition, our Board of Directors also seeks members from diverse background so that our Board of Directors consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. In determining whether to nominate a current director for re-election, our Corporate Governance, Nominating and Compensation Committee will take into account these same criteria as well as the director’s past performance, including his or her participation in and contributions to the activities of the Board of Directors.

Our Corporate Governance, Nominating and Compensation Committee will evaluate and consider recommendations for director candidates from shareholders using the same criteria described above. As set forth in the charter of the Corporate Governance, Nominating and Compensation Committee, recommendations submitted by the Company’s shareholders shall be submitted, along with the following to the attention of the Chairperson of the Corporate Governance, Nominating and Compensation Committee at 96 Mowat Avenue, Toronto, Ontario M6K 3M1 Canada at least 120 days before the first anniversary of the date on which we first mailed our proxy materials for our prior year’s annual meeting of shareholders:

•	the name and address of the recommending shareholder;

•	the candidate’s name and the information about the individual that would be required to be included in a proxy statement under the rules of the SEC;

•	information about the relationship between the candidate and the recommending shareholder;

•	the consent of the candidate to serve as a director; and

•	proof of the number of shares of our common stock that the recommending shareholder owns and the length of time the shares have been owned.

Communications with our Board of Directors

A Tucows’ shareholder who wishes to communicate with our Board of Directors may send correspondence to the attention of our Secretary at 96 Mowat Avenue, Toronto, Ontario M6K 3M1 Canada. The Secretary will submit the shareholder’s correspondence to the Chairmen of the Board of Directors, the chairman of the appropriate committee, or the appropriate individual director, as applicable.

DIRECTOR COMPENSATION

Under the terms of our 2006 Amended and Restated Equity Compensation Plan (the “2006 Plan”), we make automatic formula grants of nonqualified stock options to our non-employee directors and members of committees of our Board of Directors as described below. All stock-based compensation for our non-employee directors is governed by our 2006 Plan or its predecessor, our 1996 Equity Compensation Plan (the “1996 Plan”). All options granted under the automatic formula grants are immediately exercisable, have an exercise price equal to the fair market value per common share as determined by the per share price as of the close of business on the date of grant and have a five-year term. Options are granted to directors under the 2006 Plan as follows:

•	on the date a non-employee director becomes a director, he or she is granted options to purchase 4,375 shares of our common stock;

•	on the date a director becomes a member of the Audit Committee, he or she is granted options to purchase 3,750 shares of our common stock;

•	on the date each director becomes a member of the Corporate Governance, Nominating and Compensation Committee, he or she is granted options to purchase 2,500 shares of our common stock; and

•

on each date on which we hold our annual meeting of shareholders, each non-employee director in office immediately before and after the annual election of directors will receive an automatic grant of options to purchase 3,750 shares of our common stock.

The Co-Chairmen of our Board of Directors and all non-employee directors receive an annual fee of $15,000. The Co-Chairmen of the Board each receive an additional annual fee of $15,000. Non-employee directors who serve as members of our Audit Committee receive an annual fee of $10,000 and non-employee directors who serve on our Corporate Governance, Nominating and Compensation Committee receive an annual fee of $10,000. The Chairmen of our Audit Committee and our Corporate Governance, Nominating and Compensation Committee each receive an additional annual fee of $4,000. In addition, all non-employee directors receive the following meeting attendance fees:

Director Meeting Attendance Fee
Board Meeting Personal Attendance Fees at our May scheduled Board Meeting (inclusive of May Committee meeting fees)	$6,000
Board Meeting Personal Attendance Fees at our November scheduled Board Meeting (inclusive of November Committee meeting fees)	$4,000
Regularly Scheduled Telephonic Board Meeting Attendance Fees (per meeting)	$750
Regularly Scheduled Telephonic Audit Committee Meeting Attendance Fees (per meeting)	$400
Regularly Scheduled Telephonic Corporate Governance, Nominating and Compensation Committee Meeting Attendance Fees (per meeting)	$400

All annual fees are paid to our directors in quarterly installments.

We also purchase directors and officers’ liability insurance for the benefit of our directors and officers as a group in the amount of $10 million. We also reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or its committees. No fees are payable to directors for attendance at specially called meetings of the Board.

The table below shows all compensation paid to each of our non-employee directors during 2013. Mr. Stern and Mr. Fiume served until our 2013 Annual Meeting of Shareholders on September 11, 2013. All of the other directors listed below served for the entire year.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
(a)	(b)	(d)	(g)	(h)
Stanley Stern	18,750	—	—	18,750
Eugene Fiume	18,750	—	—	18,750
Erez Gissin	20,500	11,625	—	32,125
Joichi Ito	15,000	11,625	—	26,625
Allen Karp	67,100	11,625	—	78,725
Lloyd Morrisett	37,300	11,625	—	48,925
Rawleigh Ralls	52,300	11,625	—	63,925
Jeffrey Schwartz	52,100	11,625	—	63,725
	281,800	69,750	—	351,550

(1)

On September 11, 2013 under the 2006 Plan, our non-employee directors were awarded these automatic formula option grants. Under the 2006 Plan, these options vested immediately and carry an exercise price of $8.92. All these options remained outstanding at December 31, 2013 and have a five year term. The aggregate grant date fair value of the option grants was calculated in accordance with FASB ASC 718 and based on the Black-Scholes option-pricing model and used the same assumptions that are set forth in Note 9 to our audited consolidated financial statements included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

EXECUTIVE COMPENSATION

Please see “—Election of Directors” for a brief biography of Elliot Noss, President and CEO.

Michael Cooperman, Chief Financial Officer, joined Tucows as our Chief Financial Officer in January 2000 and has more than 30 years of experience in the financial and general management fields, primarily as a senior financial executive in the technology industry. Prior to joining Tucows, Mr. Cooperman worked at Archer Enterprise Systems Inc., a provider of SalesForce Automation Software. Mr. Cooperman also served as Chief Executive Officer, Chief Operating Officer, President and member of the board at SoftQuad International Inc., a leading provider of content publishing tools for the Internet and corporate Intranets. Mr. Cooperman holds a Bachelor of Accounting Sciences Degree from the University of South Africa.

David Woroch, Executive Vice President, Wholesale, joined Tucows as Director of Sales in March 2000, and was promoted to Vice President of Sales in June 2001 responsible for all sales activities. He assumed responsibility for customer support in March 2004 and Domain Direct, the online retail department, in February 2005. In June 2005, he was given responsibility for the marketing department and became Vice President Sales and Marketing. In June 2009, David was named Executive Vice-President, Sales and Support. Mr. Woroch holds an Honours Bachelor of Business Administration degree from Wilfrid Laurier University in Waterloo, Ontario.

Summary Compensation Table

The following Summary Compensation table provides a summary of the compensation earned by our named executive officers, which include Mr. Noss, our chief executive officer, and Messrs. Cooperman and Woroch, our two other most highly compensated executive officers for services rendered in all capacities during 2013. All dollar amounts below are shown in U.S. dollars. If necessary, amounts that were paid in Canadian dollars during the 2013 fiscal year were converted into U.S. dollars based upon the exchange rate of 1.0319 Canadian dollars for each U.S. dollar, which represents the average Bank of Canada exchange rate for 2013.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
(a)	(b)	(c)	(d)		(f)	(i)	(j)
Elliot Noss	2013	357,157	194,302	—	103,400	10,176	665,035
President and CEO	2012	350,860	200,470	—	23,070	10,495	584,895
Michael Cooperman	2013	279,824	135,284	—	51,700	11,920	478,728
Chief Financial Officer	2012	274,890	142,493	—	23,070	12,295	452,748
David Woroch	2013	233,017	140,372	—	51,700	8,431	433,520
	2012	228,909	147,491	—	23,070	8,696	408,166

(1)	Represents bonus earned during the fiscal years ended December 31, 2013 and 2012.

Of the 2013 amount, the following amounts will be paid in February 2014:

Elliot Noss	$100,094
Michael Cooperman	$73,450
David Woroch	$75,746

Of the 2012 amount, the following amounts were paid in March 2013:

Elliot Noss	$95,589
Michael Cooperman	$62,975
David Woroch	$65,787

(2)

Represents the aggregate grant date fair value of such awards, calculated in accordance with FASB ASC 718. Please see Note 9 entitled “Stock Options” in the notes to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the assumptions underlying these calculations.

(3)

Represents the aggregate grant date fair value of such awards, calculated in accordance with FASB ASC 718. Please see Note 9 entitled “Stock Options” in the notes to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the assumptions underlying these calculations.

(4)	Amounts reported in this column are comprised of the following items:

	Year	Additional Health Spending Credits ($)	Car Allowance ($)	Health Club Membership ($)	All Other Compensation ($)
Elliot Noss	2013	1,454	8,722	—	10,176
	2012	1,499	8,996	—	10,495
Michael Cooperman	2013	1,454	8,140	2,326	11,920
	2012	1,499	8,397	2,399	12,295
David Woroch	2013	1,454	6,977	—	8,431
	2012	1,499	7,197	—	8,696

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options held by the named executive officers as of December 31, 2013:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Elliot Noss	50,000	-	2.32	8/10/14
	37,500	-	3.40	3/18/14
	15,000	-	2.40	5/22/15
	32,000	8,000	2.80	5/16/17
	8,750	4,375	2.92	8/14/18
	7,500	5,625	5.52	5/17/19
	12,500	9,375	5.76	12/31/19
	12,500	12,500	10.16	11/10/20
	175,750	39,875

Michael Cooperman	37,500	-	2.32	8/10/14
	30,000	-	3.40	3/18/14
	18,750	-	2.40	5/22/15
	32,000	8,000	2.80	5/16/17
	8,750	4,375	2.92	8/14/18
	7,500	5,625	5.52	5/17/19
	6,250	4,688	5.76	12/31/19
	6,250	6,250	10.16	11/10/20
	147,000	28,938

David Woroch	15,000	-	2.32	8/10/14
	20,000	-	3.40	3/18/14
	16,250	-	2.40	5/22/15
	32,000	8,000	2.80	5/16/17
	8,750	4,375	2.92	8/14/18
	7,500	5,625	5.52	5/17/19
	6,250	4,688	5.76	12/31/19
	6,250	6,250	10.16	11/10/20
	112,000	28,938

The stock options grants listed in the above table were issued under our 1996 Plan as well as under our 2006 Plan.

Under the 1996 Plan, these options vest over a period of four years and have a 10 year term. These options are not exercisable for one year after the grant. Thereafter they become exercisable at the rate of 25% after the first year, with the remaining 75% vesting evenly at each month end over the next 36 months, becoming fully exercisable after the fourth year.

Under the 2006 Plan, these options vest over a period of four years and have a 7 year term. These options are not exercisable for one year after the grant. Thereafter they become exercisable at the rate of 25% per annum, becoming fully exercisable after the fourth year.

Potential Payments on Termination or Change In Control

We have certain agreements that require us to provide compensation to our named executive officers in the event of a termination of employment or a change in control of Tucows. These agreements are summarized following the table below and do not include any payment for termination for cause. The tables below show estimated compensation payable to each named executive officer upon various triggering events. Actual amounts can only be determined upon the triggering event.

Elliot Noss (1)	2013	Termination without Cause	Change in Control
Compensation
Base Salary/Severance (2)		$714,313	$716,313
Bonus Plan (3)		329,489	329,489
Acceleration of Unvested Equity Awards (4)		311,025	311,025

Benefits (5)
Car Allowance		17,444	17,444
Healthcare Flexible Spending Account		2,908	2,908
Healthclub		-	-
		$1,375,179	$1,377,179

Michael Cooperman (1)	2013	Termination without Cause	Change in Control
Compensation
Base Salary/Severance (2)		$466,373	$468,373
Bonus Plan (3)		180,896	180,896
Acceleration of Unvested Equity Awards (4)		201,625	248,404

Benefits (5)
Car Allowance		13,567	22,611
Healthcare Flexible Spending Account		2,423	4,039
Healthclub		3,877	6,461
		$868,761	$930,784

David Woroch (1)	2013	Termination without Cause	Change in Control
Compensation
Base Salary/Severance (2)		$368,943	$368,943
Bonus Plan (3)		179,523	179,523
Acceleration of Unvested Equity Awards (4)		177,388	177,388

Benefits (5)
Car Allowance		11,047	17,491
Healthcare Flexible Spending Account		2,302	3,645
Healthclub		-	-
		$739,203	$746,990

(1)	For the purpose of the table we assumed an annual base salary at the executive’s level as of December 31, 2013

(2)

Severance for Mr. Noss is compensation for one year plus one month additional compensation for each completed year of service capped at 24 months. For Messrs. Cooperman and Woroch, severance compensation is for six months plus one month additional compensation for each completed year of service.

(3)	For the purpose of the table we assumed that the annual incentive bonus target as of December 31, 2013 had been achieved and that no overachievement bonus or special bonuses would be payable.

(4)

For purposes of the above table, we have assumed that if we terminate Mr. Noss without cause all his unvested options vest automatically and that for Messrs. Cooperman or Woroch, that their options continue to vest through any severance period. On a change in control we have assumed that all unvested options for Messrs. Noss or Cooperman vest automatically and that for Mr. Woroch, that his options continue to vest through and until the end of any severance period. Amounts disclosed in this table equal the closing market value of our common stock as of December 30, 2013, minus the exercise price, multiplied by the number of unvested shares of our common stock that would vest. The closing market value of our common stock on December 31, 2013 was $14.00.

(5)

Pay for unused vacation, extended health, matching registered retirement savings plan benefit, life insurance and accidental death and dismemberment insurance are standard programs offered to all employees and are therefore not reported.

Employment Agreements—Termination

Employment contracts are currently in place for each of the named executive officers, whose contracts detail the severance payments that will be provided on termination of employment and the consequent obligations of non-competition and non-solicitation.

The following details the cash severance payment that will be paid to each of the named executive officers in the event of termination without cause or termination for good reason.

Upon termination without cause, Mr. Woroch is entitled to a severance payment in the amount of six months’ compensation plus one months’ compensation for each additional completed year of service. Severance payments can be made in equal monthly installments. Mr. Woroch is bound by a standard non-competition covenant for a period of twelve months following his termination.

Messrs Noss and Cooperman’s employment agreements are subject to early termination by us due to:

•	the death or disability of the executive;

•	for “cause;” or

•	without “cause.”

If we terminate Mr. Noss without “cause,” he is entitled to receive 12 months of compensation plus one month of compensation for each year of service, to a maximum of 24 months of compensation.

If we terminate Mr. Cooperman’s employment without “cause,” he is entitled to receive six months of compensation plus one month of compensation for each year of service.

For purposes of the employment agreements, “cause” is defined to mean the executive’s conviction (or plea of guilty or nolo contendere) for committing an act of fraud, embezzlement, theft or other act constituting a felony or willful failure or an executive’s refusal to perform the duties and responsibilities of his position, which failure or refusal is not cured within 30 days of receiving a written notice thereof from our Board of Directors.

Employment Agreements—Change in Control

Under their employment agreements, both Mr. Noss and Mr. Cooperman are also entitled to the change in control benefits described in the following paragraph if:

•	the executive resigns with or without “good reason” within the 30-day period immediately following the date that is six months after the effective date of the “change in control;” or

•	within 18 months after a “change in control” and executive’s employment is terminated either:

•	without “cause;” or

•	by resignation for “good reason.”

If an executive’s employment is terminated following a change in control under the circumstances described in the preceding paragraph, the executive is entitled to receive a lump sum payment based upon the fair market value of the Company on the effective date of the “change in control” as determined by our Board of Directors in the exercise of good faith and reasonable judgment taking into account, among other things, the nature of the “change in control” and the amount and type of consideration, if any, paid in connection with the “change in control.” Depending on the fair market value of the Company, the lump sum payments range from $375,000 to $2 million in the case of Mr. Noss, and from $187,500 to $1 million in the case of Mr. Cooperman. In addition to the lump sum payments, all stock options held by the executive officers will be immediately and fully vested and exercisable as of the date of termination.

A “change in control” is generally defined as:

•	the acquisition of 50% or more of our common stock;

•	a change in the majority of our Board of Directors unless approved by the incumbent directors (other than as a result of a contested election); and

•	certain reorganizations, mergers, consolidations, liquidations or dissolutions, unless certain requirements are met regarding continuing ownership of our outstanding common stock.

“Good reason” is defined to include the occurrence of one or more of the following:

•

the executive’s position, management responsibilities or working conditions are diminished from those in effect immediately prior to the change in control, or he is assigned duties inconsistent with his position;

•	the executive is required to be based at a location in excess of 30 miles from his principal job location or office immediately prior to the change in control;

•	the executive’s base compensation is reduced, or the executive’s compensation and benefits taken as a whole are materially reduced, from those in effect immediately prior to the change in control; or

•	we fail to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations to the executive under his employment agreement.

AUDIT COMMITTEE REPORT

The purposes of the Audit Committee are described on page 13 of this proxy statement under the caption “Corporate Governance—Committees” and in the charter of the Audit Committee. In particular, it is the Audit Committee’s duty to review the accounting and financial reporting processes of the Company on behalf of the Board. In fulfilling our responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, with our management and also with KPMG LLP, our independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has also discussed with KPMG LLP the matters that are required to be discussed by the auditors with the Audit Committee under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communication with Audit Committees). Furthermore, the Audit Committee discussed with KPMG LLP their independence from management and the Company and the Audit Committee received written disclosures and the letter from KPMG LLP required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC.

Audit Committee Members

Jeffrey Schwartz, Chair

Allen Karp

Lloyd Morrisett

PROPOSAL No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

KPMG LLP has served as our independent auditor since our merger with Tucows Delaware in August 2001. The Audit Committee of our Board of Directors has appointed KPMG LLP as the independent auditor of the Company and our subsidiaries for the year ending December 31, 2014. Although shareholder approval is not required, our Board of Directors desires to obtain shareholder ratification of this appointment. If the appointment is not ratified at the annual meeting, our Board of Directors will review its future selection of auditors. A representative of KPMG LLP is expected to be present at the annual meeting and will have the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of KPMG LLP as our independent auditor.

AUDIT FEES AND ALL OTHER FEES

A summary of the fees of KPMG LLP for the years ended December 31, 2013 and 2012 are set forth below:

	2013 Fees	2012 Fees
Audit Fees(1)	$251,500	$265,500
Audit-Related Fees	—	—
Tax Fees(2)	185,975	127,000
All Other Fees	—	—
Total Fees	$437,475	$392,500

(1)	Consists of fees and expenses for the audit of consolidated financial statements, the reviews of our Quarterly Reports on Form 10-Q and services associated with registration statements.

(2)	Consists of fees and expenses for tax consulting services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.

The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided to us by our independent auditors. Under this policy, the Audit Committee pre-approves all audit and certain permissible accounting and non-audit services performed by the independent auditors. These permissible services are set forth on an attachment to the policy that is updated at least annually and may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides the Audit Committee with an audit plan including proposed fees in advance of the annual audit. The Audit Committee approves the plan and fees for the audit.

With respect to non-audit and accounting services of our independent auditors that are not pre-approved under the policy, the employee making the request must submit the request to our Chief Financial Officer. The request must include a description of the services, the estimated fee, a statement that the services are not prohibited services under the policy and the reason why the employee is requesting our independent auditors to perform the services. If the aggregate fees for such services are estimated to be less than or equal to $25,000, our Chief Financial Officer will submit the request to the Chairman of the Audit Committee for consideration and approval, and the engagement may commence upon the approval of the Chairman. The Chairman is required to inform the full Audit Committee of the services at its next meeting. If the aggregate fees for such services are estimated to be greater than $25,000, our Chief Financial Officer will submit the request to the full Audit Committee for consideration and approval, generally at its next meeting or special meeting called for the purpose of approving such services. The engagement may only commence upon the approval of full Audit Committee.

PROPOSAL No. 3:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders with an opportunity to vote, on an advisory, non-binding basis, on the compensation of our named executive officers as described in this proxy statement. This proposal, which is commonly referred to as the “say-on-pay” proposal, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

Our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. As described in the tables included in the sections above entitled “Executive Compensation - Summary Compensation Table” and “Executive Compensation – Outstanding Equity Awards at Fiscal Year–End” as well as our accompanying narrative disclosure to such tables and in “Executive Compensation – Potential Payments on Termination of Change In Control,” our executive compensation program contains elements of cash and equity-based compensation. Our Board of Directors and our Corporate Governance, Nominating and Compensation Committee believe that our compensation programs directly and substantially link rewards to measurable corporate performance and are designed to align the interests of our named executive officers with those of our shareholders and to reward our named executive officers for the achievement of our near-term and longer-term financial and strategic goals. The process for determining compensation packages requires that our Board of Directors and our Corporate Governance, Nominating and Compensation Committee use judgment and experience to determine the optimal components and amounts of compensation for each named executive officer,

We strongly encourage our shareholders to review this proxy statement, and in particular the information contained in the “Executive Compensation” section, including the tabular and narrative disclosure, for a more detailed discussion of our compensation philosophy, objectives and programs.

The say-on-pay vote gives you as a shareholder the opportunity to express your views regarding the compensation of our named executive officers by voting to approve or not approve such compensation as described in this proxy statement. This vote is advisory and will not be binding upon our Board of Directors or our Corporate Governance, Nominating and Compensation Committee. However, our Board of Directors and our Corporate Governance, Nominating and Compensation Committee value the opinion of our shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. If Proposal No. 4 below, is approved in accordance with our recommendation, the next say-on-pay vote will occur in 2017.

 Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders pursuant to Item 402 of SEC Regulation S-K, including the tabular and narrative disclosures and any other related disclosure, is hereby APPROVED.

PROPOSAL NO. 4:

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

In Proposal No. 3 above, we are providing our shareholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this proposal, we are asking our shareholders to cast a non-binding advisory vote regarding the frequency of future “say-on-pay” votes. Shareholders may vote for a frequency of every one, two, or three years, or may abstain from voting. This proposal, which is often referred to as a “say-on-frequency” proposal, also is required by the Dodd-Frank Act.

Because this proposal calls for a non-binding advisory vote, our Board of Directors and our Corporate Governance, Nominating and Compensation Committee may determine to hold “say-on-pay” votes more or less frequently than the option selected by our shareholders (though no less frequently than once every three years). However, our Board of Directors and our Corporate Governance, Nominating and Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when determining the frequency of future “say-on-pay” votes. In the future, we will provide a “say-on-frequency” vote at least once every six years as required by the Dodd-Frank Act.

We believe that every three years is the optimal frequency for our say-on-pay vote for several reasons.  As our compensation program is designed to incent performance over not just the short term but also the long term, shareholder input on executive compensation would be most useful if the effectiveness of our compensation program is evaluated and judged over a multi-year period.  Additionally, a three-year vote cycle will provide our Board of Directors and our Corporate Governance, Nominating and Compensation Committee with time to consider the results of the advisory vote and to implement any changes to our compensation practices.  By contrast, a more frequent vote might lead to a short-term perspective on executive compensation that is inconsistent with the longer-term approach taken by our Board of Directors and our Corporate Governance, Nominating and Compensation Committee and with which we currently view our business.

Before making its recommendation, our Board of Directors considered the arguments in favor of more frequent votes, including increased opportunities for stockholder input and the belief that annual votes might promote greater accountability on executive compensation. After considering the alternatives, our Board of Directors believes that, on balance, a three-year cycle is most appropriate for us. Our Corporate Governance, Nominating and Compensation Committee intends to periodically reassess this triennial approach and, if appropriate, may provide for a more frequent say-on-pay vote.

Recommendation of our Board of Directors

The Board of Directors recommends that shareholders select “EVERY THREE YEARS” on the proposal recommending the frequency of advisory votes on named executive officer compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Corporate Governance, Nominating and Compensation Committee of our Board of Directors during 2013 are Messrs. Karp (Chair), Schwartz and Ralls. To ensure that our compensation policies are administered in an objective manner, our Corporate Governance, Nominating and Compensation Committee is comprised entirely of independent directors. None of the members of our Corporate Governance, Nominating and Compensation Committee has ever been an officer or employee of the Company or its subsidiaries. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers on our Board of Directors or Corporate Governance, Nominating and Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

Our Audit Committee is responsible for reviewing and, if appropriate, approving all related party transactions between us and any officer or director that would potentially require disclosure pursuant to the Audit Committee charter. We expect that any transactions in which related persons have a direct or indirect interest will be presented to the Audit Committee for review and approval. While neither the Audit Committee nor our Board of Directors have adopted a written policy regarding related party transactions, the Audit Committee makes inquiries to our management and our auditors when reviewing such transactions. Neither we nor the audit committee are aware of any transaction that was required to be reported with the SEC where such policies and procedures either did not require review or were not followed.

Related Party Transactions

There were no disclosabe related party transactions during 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We encourage stock ownership by our directors, officers and employees to align their interests with your interests as shareholders. Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10 percent of a registered class of our equity securities to file with the SEC reports of ownership and reports of changes in ownership of our common stock and our other equity securities. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us and on the written representations of our directors, officers and greater than 10 % beneficial owners, we believe that during 2013, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were satisfied, with the exceptions that a Form 4 was inadvertently filed late by Mr. Stern with respect to the purchase of 20,000 shares of common stock upon the exercise of options, and a Form 4 was inadvertently filed late by each of Messrs. Schwartz, Ralls, Morrisett, Karp, Ito and Gissin with respect to a grant of options.

OTHER MATTERS TO BE DECIDED AT THE ANNUAL MEETING

All of the matters we knew about as of the time of the mailing of this proxy statement to be brought before the annual meeting are described in this proxy statement. If any matters properly come before the annual meeting that are not specifically set forth on your proxy and in this proxy statement, the persons appointed to vote the proxies will vote on such matters in accordance with their best judgment.

HOUSEHOLDING OF PROXY MATERIALS

Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and our Annual Report on Form 10-K may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or Annual Report on Form 10-K for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to our secretary at the address set forth on the first page of this proxy statement, or via telephone to our secretary at (416) 538-5493, we will promptly provide separate copies of the Annual Report on Form 10-K and/or this proxy statement. Shareholders sharing an address who are receiving multiple copies of this proxy statement and/or Annual Report on Form 10-K and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2015 Annual Meeting

If you would like to submit a proposal for inclusion in the proxy materials for our annual meeting of shareholders in 2015 you may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Secretary at Tucows Inc., 96 Mowat Avenue, Toronto, Ontario M6K 3M1, Canada, at any time before March 31, 2015, and must comply in all material respects with all applicable rules and regulations of the SEC.

If you would like to present a proposal at the 2015 annual meeting, but do not want to include the proposal in our proxy statement, you will have to comply with the advance notice procedures set forth in the Bylaws. The Bylaws require that a shareholder submit a written notice of intent to present such a proposal to our secretary no more than 90 days and no less than 60 days prior to the anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. Therefore, we must receive notice of such proposal for the 2015 annual meeting no earlier than April 30, 2015 and no later than May 30, 2015. The notice must also meet other requirements set forth in the Bylaws.

If we do not receive notice of such proposals by May 30, 2015, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

Cost of Proxy Solicitation

We will pay the expenses of the preparation of the proxy materials and the solicitation by our Board of Directors of your proxy. We will make solicitations primarily by mail or by facsimile and our directors, officers and employees may solicit proxies personally or by telephone but will not be specifically compensated for such services. We will ask brokerage houses and other nominees, custodians and fiduciaries to forward proxy soliciting material and our Annual Report on Form 10-K to the beneficial owners of the shares of our common stock held of record by them, and we will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC, except for exhibits, will be furnished without charge to any shareholder upon written or oral request to Tucows Inc., 96 Mowat Ave, Toronto, Ontario M6K 3M1, Attention: Investor Relations, Telephone: (416) 538-5493.

By Order of the Board of Directors,
Michael Cooperman Chief Financial Officer and Secretary

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS—September 9, 2014

This proxy is solicited by the Board of Directors of Tucows Inc.

This proxy is solicited by the Board of Directors of Tucows Inc. for the annual meeting of shareholders to be held on September 9, 2014, at 4:30 p.m. EST at the offices of the company: 96 Mowat Avenue, Toronto, Ontario, M6K 3M1, Canada.

The undersigned having duly received notice of the annual meeting and the proxy statement therefore, and revoking all prior proxies, hereby appoints Elliot Noss and Michael Cooperman, and each of them, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares held of record by the undersigned in Tucows Inc., upon all subjects that may properly come before the annual meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on this card. This proxy, when properly executed, will be voted as directed by the undersigned. If no directions are given, the proxies will be voted in accord with the directors’ recommendations on the subjects listed on this card and at their discretion on any other matter that may properly come before the annual meeting or any adjournment thereof.

If you do not sign and return a proxy, or attend the annual meeting and vote by ballot, your shares cannot be voted, nor your instructions followed.

Proposal No. 1:	Election of the following nominees as directors: Allen Karp, Rawleigh Ralls, Erez Gissin, Joichi Ito, Elliot Noss, and Jeffery Schwartz.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees.
FOR ALL	☐	WITHHOLD ALL ☐	FOR ALL EXCEPT	☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and strike through name(s) above

Proposal No. 2:	Ratification of KPMG LLP as Tucows, Inc.’s independent registered public accounting firm for the year ending December 31, 2014.
The Board of Directors unanimously recommends a vote “FOR” ratification.
FOR	☐	AGAINST	☐	ABSTAIN	☐

Proposal No. 3.	Approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement
The Board of Directors recommends a vote FOR the advisory resolution.
FOR	☐	AGAINST	☐	ABSTAIN	☐

Proposal No. 4.	Approve, on a non-binding advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers.
The Board of Directors recommends a vote FOR the advisory resolution.
One Year	☐	Two Years ☐	Three Years	☐ ABSTAIN	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the annual meeting.

Attendance of the undersigned at the annual meeting or at any adjournment thereof, will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to revoke said proxy in person. If the undersigned hold(s) any of the shares of Tucows Inc. in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE. Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or other fiduciary, please give full title. If a corporation or a partnership, please sign in full corporate or partnership name, by authorized officer

DATE		2014
SIGNATURE
SIGNATURE
Votes must be indicated (X) in Black

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

SEPTEMBER 9, 2014

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available to shareholders at www.tucows.com in the “Investors—Filings” section.